Exhibit 4.153

Framework Agreement for Exercise of Right of First Refusal

signed by and among

Han Meng

Wenjing Lu

Shenzhen Newrand Securities Advisory and Investment Co., Ltd.

and

Beijing CFO Glory Technology Co., Ltd.

Zhongheng Xintai (Beijing) Asset Management Co., Ltd.

July 2017

Beijing China

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Framework Agreement for Exercise of Right of First Refusal

This Framework for exercise of right of first refusal (the “Agreement”) is made and signed on July 25, 2017 in Beijing, China by and between:

Party A

Party A I: Han Meng

Address: 17/F, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing

ID card No.: 110221198010090025

Party A II: Wenjing Lu

Address: 17/F, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing

ID card No.: 320324198109053527

Party B: Beijing CFO Glory Technology Co., Ltd.

Registered address: A1708, 28 Xuanwumenwai Street, Xuanwu District, Beijing

Party C: Zhongheng Xintai (Beijing) Asset Management Co., Ltd.

Registered address: Unit 298, 2/F, Building I, 316 of Huaifang West Road, Fengtai District, Beijing

Party D: Shenzhen Newrand Securities Advisory and Investment Co., Ltd.

Registered Address: Unit 2704, 27/F, Huarong Building, 178 Mintian Road, Futian District, Shenzhen

Whereas:

1. Party A is currently Party C’s shareholders registered with the administration for industry and commerce and Party A I and Party A II respectively hold 60% and 40% equities of Party C;

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2. Party B, a limited liability company organized and validly existing in China, provides technical support, strategic consulting and other related services to Party C;

3. Party B, in order to assist Party A in the investment in Party C, signed a Loan Agreement with Party A (hereinafter referred to as the “Loan Agreement”) respectively in 2016 and 2017 and provided a loan to Party A in an amount of RMB3,000,000, and Party A has invested such loan in full in the registered capital of Party C pursuant to the provisions of the Loan Agreement;

4. As consideration for the loan provided by Party B to Party A, Party A and Party C signed an Right of First Refusal Agreement (hereinafter referred to as the “Right of First Refusal Agreement”) respectively in 2016 and 2017, which granted the exclusive right of refusal to Party B to purchase, under the condition of meeting the requirements of laws of China, at any time all or part of the equities of Party C as held by Party A;

5. In order to secure Party C’s payment obligations under the agreements signed thereby with Party B, Party A signs an Equity Pelage Contract (hereinafter referred to as the “Original Pledge Contract”) respectively in 2016 and 2017, pledging its equities in Party C to Party B;

6. Party B intends to exercise, pursuant to the Right of First Refusal Agreement, the right of first refusal to purchase all Party C’s equities held by Party A and designates Party D as the entity to exercise the aforesaid right of first refusal.

Now therefore, the Parties, in the principles of sincere cooperation, equality & mutual benefit and joint development, make and enter into an agreement as follows through friendly consultation:

Article 1 Exercise of Right of First Refusal

1.1 Party B hereby decides to authorize Party D pursuant to Article 2.1 of the Right of First Refusal Agreement to, and Party D agrees to accept the aforesaid authorization to, purchase on behalf of Party B on the conditions set forth in the Right of First Refusal Agreement all Party C’s equities held by Party A.

1.2 According to the provisions of Article 3 of the Right of First Refusal Agreement, the price for the purchase by Party D under the authorization of Party B all Party C’s equities held by Party A shall be RMB3,000,000 Yuan (hereinafter referred to as the “Purchase Price”).

Article 2 Transfer of Equity

2.1 Party A shall, according to the provisions of Article 2.3 of the Right of First Refusal Agreement and within thirty (30) days after receiving the notice of exercise (Appendix I) from Party B, sign an equity transfer agreement (hereinafter referred to as the “Equity Transfer Agreement”) according to the contents and format specified in Appendix II and other documents necessary for handling the formalities for industrial and commercial registration of change.

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Article 3 Loan Arrangement

3.1 Party A agrees to use all income from the sale of Party C’s equities pursuant to this Agreement in the performance of the repayment obligation assumed thereby to Party B under the Loan Agreement. The debtor-creditor relationship of Party A under the Loan Agreement will terminate when Party A fulfills the repayment obligation according to the provisions of Article 4.2 hereof.

Article 4 Payment of Price and Offset of Obligations

4.1 According to the provisions of Article 3.1 hereof, the Parties agree that the Purchase Price shall be directly transferred and paid by Party B to Party A on the date when the formalities for industrial and commercial registration of equity change related to the purchase by Party D of all Party C’s equities held by Party A are completed (hereinafter referred to as the “Industrial and Commercial Registration Date”). In view that Party A shall repay the loan in full when Party B exercises the right of first refusal pursuant to the provisions of Article 3.1 of the Loan Agreement, and the Parties agree that the price for equity transfer shall be directly paid by Party D to Party B as at the date of compeltion of the afore-said formalities for industrial and commercial registration. After the aforesaid payment, Party D does not need to make any other payments to Party A, nor Party A needs to make any other payments to Party B.

4.2 Notwithstanding the foregoing, after the offset, Party A shall issue a receipt for the full Purchase Price to Party D (hereinafter referred to as “Party A’s Receipt”, Appendix III), in which Party A shall explicitly confirm that the payment obligation of Party D under the Equity Transfer Agreement has been fulfilled. Party B shall issue a receipt for the entire principal of the loan paid by Party D (hereinafter referred to as “Party B’s Receipt”, Appendix IV) immediately after Party A issues the aforesaid Party A’s Receipt, and shall explicitly confirm in such receipt that the repayment obligation of Party A under the Loan Agreement has been fulfilled.

Article 5 Amendment to the Right of First Refusal Agreement

5.1 All Party A’s obligations under the original Right of First Refusal Agreement and the power of attorney given to Party B on voting right shall terminate on the Industrial and Commercial Registration Date, unless otherwise provided for in this Agreement or unless otherwise specified by the Parties.

Article 6 Amendment to the Pledge Contract

6.1 The Parties agree that the original Pledge Contract signed by Party A and Party B shall terminate on the date of this Agreement, and all obligations of Party A under the original Pledge Contract shall also terminate on the date of this Agreement.

6.2 The right of pledge enjoyed by Party B with respect to Party A’s equities under the original Pledge Contract shall terminate on the date the cancellation of the pledge of such equities is registered.

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Article 7 Confidentiality

Without the prior consent of the Parties, any Party shall maintain the confidentiality of the contents hereof, and may not disclose or publish the contents of this Agreement to any other persons, provided that the provisions of this Article will not prohibit (i) any disclosure made pursuant to related laws or the rules of any stock exchange; (ii) any disclosed information is publicly available, which is not caused by the default of the disclosing party; (iii) any disclosure made by one party to its shareholders, legal counsels, accountants, financial counsels, and other professional counsels; or (iv) disclose made to the potential buyers or other investors of the equities/assets of one party or of the shareholders thereof or to the providers of debt or equity financing, provided that the receiving party shall make appropriate confidentiality undertakings (where the transferring party is not Party B, the consent of Party B shall be obtained).

Article 8 Notice

8.1 Any notice, request, demand and any other correspondence under or in connection with this agreement shall be made in writing and shall be sent to the addresses of the Parties first written above.

8.2 Any notice hereunder shall be sent by person, prepaid registered air, recognized express service provider or fax to address and/or number of the other party. Any such notice shall be deemed to be delivered as follows: (1) the date of delivery if such notice is given by person; (2) the seventh (7th) day after the date of deposit (stamp date) if such notice is sent by prepaid registered air; (3) the third (3rd) day after such notice is delivered to the recognized express provider if such notice is sent by express; and (4) the first working day after such notice is sent by fax.

Article 9 Dispute Resolution

9.1 Any dispute between the Parties in connection with interpretation or performance of the relevant provision hereof shall be settled through friendly negotiations. If no written agreement is reached through negotiations, such dispute shall be submitted for arbitration hereunder, and the arbitration shall be final and exclusive. Unless expressly stated herein, either Party hereby expressly waives its right to bring any such dispute to court, and such waiver shall be irrevocable.

9.2 Any such dispute shall be submitted to China International Economical and Trade Arbitration Commission (the “Commission”) for arbitration in Beijing. Arbitration shall be performed under the arbitration rules then in force. Unless otherwise specified in the arbitration award, the losing party shall bear arbitration costs (including reasonable attorney fee and expenses).

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Article 10 Supplementary Provisions

10.1 Either Party’s failure to exercise or delay in exercising any right hereunder shall not be deemed as waiver of such right, and single or partial exercise of any right shall not influence exercise of such right in future.

10.2 Headings of provisions hereof are inserted for reference, and such headings in no event shall be used for or influence interpretation of provisions hereof.

10.3 The formation, validity, interpretation, and performance of the Agreement and the Dispute Resolution in connection herewith shall be governed by the laws of Hong Kong SAR of the People’s Republic of China.

10.4 Each Party hereto enters into this agreement for legal purpose. Any provision hereof is serviceable and separate from any other provision hereof. In the event that one or more provisions hereof is or are invalid, unlawful or unenforceable at any time, validity, legality or enforceability of the remaining provisions hereof shall not be consequentially influenced, and each Party shall do its utmost efforts to enter into a new provision to replace such invalid, unlawful or unenforceable provision to achieve the same commercial purpose of the original provision to the maximum extent.

10.5 The Parties shall faithfully perform this Agreement after it takes effect and any amendment hereto shall be invalid unless it is made in writing after the Parties reach a consensus through consultation and Party C has obtained necessary authorizations and approvals.

10.6 For any matter not stated herein, the Parties shall make and conclude a supplementary agreement, which shall serve as an appendix hereto and shall have the same legal effect as this Agreement.

10.7 This Agreement is made in quadruplicate, with each Party holding one copy, having the same legal effect.

10.8 This Agreement shall come into effect as of the date of signature.

(The remainder of this page is intentionally left blank)

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[This page is intentionally left blank for signature]

This Agreement is signed by:

Party A I: Han Meng

[Signature]:

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[This page is intentionally left blank for signature]

This Agreement is signed by:

Party A II: Wenjing Lu

[Signature]:

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[This page is intentionally left blank for signature]

This Agreement is signed by:

Party B: Beijing CFO Glory Technology Co., Ltd.

[Signature]:

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[This page is intentionally left blank for signature]

This Agreement is signed by:

Party C: Zhongheng Xintai (Beijing) Asset Management Co., Ltd.

[Signature]:

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[This page is intentionally left blank for signature]

This Agreement is signed by:

Party D: Shenzhen Newrand Securities Advisory and Investment Co., Ltd.

[Signature]:

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Appendix I: Notice of Exercise of right of first refusal

Notice of Exercise of right of first refusal

To: Han Meng

Address: F/17, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing

Date: July 25, 2017

Dear Han Meng,

We hereby, according to the provisions of the Right of First Refusal Agreement entered into by and among us and other parties, assign Shenzhen Newrand Securities Advisory and Investment Co., Ltd. to acquire 60% of equity held by you in Zhongheng Xintai (Beijing) Asset Management Co., Ltd. Please complete any and all procedures required for equity transfer within 30 days upon the date of this notice.

Yours sincerely,

Beijing CFO Glory Technology Co., Ltd.

(Seal)

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Notice of Exercise of right of first refusal

To: Wenjing Lu

Address: F/17, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing

Date: July 25, 2017

Dear Wenjing Lu,

We hereby, according to the provisions of the Right of First Refusal Agreement entered into by and among us and other parties, assign Shenzhen Newrand Securities Advisory and Investment Co., Ltd. to acquire 40% of equity held by you in Zhongheng Xintai (Beijing) Asset Management Co., Ltd. Please complete any and all procedures required for equity transfer within 30 days upon the date of this notice.

Yours sincerely,

Beijing CFO Glory Technology Co., Ltd.

(Seal)

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Appendix II: Equity Transfer Agreement

Equity Transfer Agreement

This Equity Transfer Agreement (the “Agreement”) is made in Beijing on July 25, 2017 by and between the following transferor and transferee:

Transferor A: Han Meng

Address: F/17, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing

ID card No.: 110221198010090025

Transferor B: Wenjing Lu

Address: F/17, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing

ID card No.: 320324198109053527

Transferee: Shenzhen Newrand Securities Advisory and Investment Co., Ltd.

Registered Address: Unit 2704, 27/F, Huarong Building, 178 Mintian Road, Futian District, Shenzhen

WHEREAS:

1.	Zhongheng Xintai (Beijing) Asset Management Co., Ltd. (the “Target Company”) is a limited liability company incorporated and validly existing under the laws of the People’s Republic of China. Registered capital of the Target Company is RMB5,000,000.

2.	The Transferors are the shareholders of the Target Company. The Transferor A holds 60% of equity in the Target Company. The Transferor B holds 40% of equity in the Target Company. The Transferors have fully paid its capital contribution in accordance with the laws and regulations.

3.	The Transferors intend to assign all its 100% of equity in the Target Company to the Transferee.

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Therefore, the Transferors and the Transferee have reached the following agreement through equal consultation:

Article 1 Subject of transfer

1.1 Under terms and conditions hereof, the Transferors agree to assign to the Transferee, and the Transferee agrees to accept from the Transferors the equity held by the Transferors in the Target Company and all rights and interests attached thereto (the “Shareholder’s equity”).

Article 2 Consideration for transfer and payment

2.1 Consideration for transfer: the Transferee shall pay RMB1,800,000 to the account designated by the Transferor A and RMB1,200,000 to the account designated by the Transferor B (the “Consideration for Transfer”) in the consideration of the Transferors transferring the shareholder’s equity to the Transferee hereunder.

2.2 Payment date: the Transferee shall fully pay the consideration for transfer within 30 days upon the effectiveness of this Agreement.

Article 3 Closing of equity

3.1 For the purpose of this agreement, the term “completion date of equity transfer” shall mean the date on which change in equity of the Target Company is registered with the commercial & industrial authority (the “Completion Date”).As of the completion date, the Transferee shall undertake all rights and obligations of the Transferors to the Target Company covered by the assigned equity.

3.2 The Parties shall take all necessary acts to assist the Transferee and the Target Company in performing all necessary procedures for equity transfer until the completion date.

3.3 The Parties shall bear their own fees, taxes and duties incurred in connection with the equity transfer in accordance with the laws.

Article 4 Representations and warranty:

4.1 The Transferors hereby unconditionally and irrevocably represent and warrant to the Transferee as follows:

4.1.1 The Transferors are the legitimate and actual owner of the shareholder’s equity. The equity is free from any lien, pledge, claim, and any other security interest and any third-party right, and it is not bound by any prior right of shareholder (including but not limited to preemptive right or first refusal right).The Transferee will not be recovered by any third party upon its acceptance of the shareholder’s equity.

4.1.2 The Target Company is a limited company legally incorporated and validly existing under the laws of the PRC. Transfer of equity hereunder will not violate the articles of association of the Target Company.

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4.1.3 Execution hereof and completion of transaction contemplated hereunder will neither cause the Transferors to violate, cancel or terminate any agreement it has entered into, nor constitute any event of breach under any agreement, undertaking or any other formal document.

4.1.4 Representations and warranties made by the Transferors hereunder, and expressions in connection with this transfer are true, accurate and complete and contain no any concealed or misleading information as of the date of this agreement.

4.2 The Transferee hereby unconditionally and irrevocably represents and warrants to the Transferors as follows:

4.2.2 Execution hereof and completion of transaction contemplated hereunder will neither cause the Transferee to violate, cancel or terminate any agreement it has entered into, nor constitute any event of breach under any agreement, undertaking or any other formal document;

4.2.2 Representations and warranties made by the Transferee hereunder, and expressions in connection with this transfer are true, accurate and complete and without any concealed or misleading information as of the date of this agreement.

Article 5 Notice

5.1 Any notice, request, demand and any other correspondence under or in connection with this agreement shall be made in writing. Any notice hereunder shall be sent by person, prepaid registered air, recognized express service provider or fax to address and/or number of each Party. Any such notice shall be deemed to be delivered as follows: (1) the date of delivery if such notice is given by person; (2) the seventh (7th) day after the date of deposit (stamp date) if such notice is sent by prepaid registered air; (3) the third (3rd) day after such notice is delivered to the recognized express provider if such notice is sent by express; and (4) the first working day after such notice is sent by fax.

Article 6 Liability for breach of contract

6.1 After this agreement is signed, if either Party violates or fails to perform any obligation hereunder, such Party shall bear liability for breach and shall be liable for any and all consequential economic losses of the other Party.

Article 7 Governing law

7.1 The conclusion, effects, interpretation and performance of this agreement and any dispute arising out of this agreement shall be governed by Chinese law.

7.2 If any provision of this agreement is held to be invalid or unenforceable under the relevant current laws and regulations, and such invalidity or unenforceability of such provision does not affect the remaining provisions hereof, the rest of provisions hereof shall remain be performed, and the Parties shall adjust such invalid or unenforceable provision under the relevant current laws and regulations so that such provision becomes valid provision and complies with principles and spirit reflected herein as far as possible.

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Article 8 Coming into force, and settlement of dispute

8.1 This agreement shall become effective as of the signing date.

8.2 Any dispute between the Parties in connection with interpretation or performance of the relevant provision hereof shall be settled through friendly negotiations. If no written agreement is reached through negotiations, such dispute shall be submitted for arbitration hereunder, and the arbitration shall be final and exclusive. Unless expressly stated herein, either Party hereby expressly waives its right to bring any such dispute to court, and such waiver shall be irrevocable.

8.3 Any such dispute shall be submitted to China International Economical and Trade Arbitration Commission (the “Commission”) for arbitration in Beijing. Arbitration shall be performed under the arbitration rules then in force. Unless otherwise specified in the arbitration award, the losing party shall bear arbitration costs (including reasonable attorney fee and expenses).

Article 9 Supplementary provisions

9.1 Either Party’s failure to exercise or delay in exercising any right hereunder shall not be deemed as waiver of such right, and single or partial exercise of any right shall not influence exercise of such right in future.

9.2 Headings of provisions hereof are inserted for reference, and such headings in no event shall be used for or influence interpretation of provisions hereof.

9.3 Each Party hereto enters into this agreement for legal purpose. Any provision hereof is serviceable and separate from any other provision hereof. In the event that one or more provisions hereof is or are invalid, unlawful or unenforceable at any time, validity, legality or enforceability of the remaining provisions hereof shall not be consequentially influenced, and each Party shall do its utmost efforts to enter into a new provision to replace such invalid, unlawful or unenforceable provision to achieve the same commercial purpose of the original provision to the maximum extent.

9.4 This agreement shall be binding upon legal successor of each Party.

9.5 Any matter not mentioned herein shall be subject to negotiations between the Parties. Supplementary agreement shall be made in writing, and shall not be effective until it is signed and acknowledged by the Parties.

9.6 This agreement is made in quadruplicate, with each Party holding one copy, and the remaining two copies for performing the relevant legal procedures. Each copy shall have the same legal effects. (Intentionally left blank below)

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(Signature page)

This Agreement was executed by each party in Beijing on the date first above written.

Transferor A: Han Meng

_______________ (Seal)

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(Signature page)

This Agreement was executed by each party in Beijing on the date first above written.

Transferor B: Wenjing Lu

_______________ (Seal)

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(Signature page)

This Agreement was executed by each party in Beijing on the date first above written.

Transferee: Shenzhen Newrand Securities Advisory and Investment Co., Ltd.

_______________ (Seal)

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Appendix III: Receipt of Party A for the full payment for equity transfer

Receipt

To: Shenzhen Newrand Securities Advisory and Investment Co., Ltd.

Date: July 25, 2017

I, according to the provisions of the Equity Transfer Agreement entered into by and between I and Shenzhen Newrand Securities Advisory and Investment Co., Ltd. in July 2017, have received all the payment for equity transfer, upon which the payment obligations of Shenzhen Newrand Securities Advisory and Investment Co., Ltd. under the Equity Transfer Agreement have been fully fulfilled.

Han Meng (signature)

ID No.: 110221198010090025

Wenjing Lu (signature)

ID No.: 320324198109053527

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Appendix IV: Receipt of Party A for the principal of loan

Receipt

Date: July 25, 2017

We, according to the Loan Agreement entered into by and among Beijing CFO Glory Technology Co., Ltd. (“Company”), Han Meng and Wenjing Lu respectively in 2016 and 2017, have fully refunded the loan, upon which the payment obligations of Han Meng and Wenjing Lu have been fully fulfilled.

Beijing CFO Glory Technology Co., Ltd.
(Seal)

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